UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

INGERSOLL-RAND COMPANY LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Pursuant to an order of the Supreme Court of Bermuda, on May 4, 2009, Ingersoll-Rand Company Limited published the following notice in The Royal Gazette (in Bermuda) and in the U.S. and international editions of The Wall Street Journal.

NOTICE OF SPECIAL COURT-ORDERED MEETING OF CLASS A COMMON SHAREHOLDERS

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF INGERSOLL-RAND COMPANY LIMITED

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF INGERSOLL-RAND COMPANY LIMITED

CLASS A COMMON SHAREHOLDERS TO BE HELD ON JUNE 3, 2009

To the holders of Class A common shares of Ingersoll-Rand Company Limited:

Notice is hereby given that, by an order dated April 23, 2009 made in the above matter, the Supreme Court of Bermuda has directed a meeting to be convened of the holders of Class A common shares of Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda (“IR-Bermuda”), at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland, commencing at 3:30 p.m., local time, on June 3, 2009 to vote:

1.	to approve a scheme of arrangement (the “Scheme of Arrangement”) to effect a transaction (the “Transaction”) pursuant to which each holder of IR-Bermuda Class A common shares immediately before the Transaction is effected will receive ordinary shares of an Irish company named Ingersoll-Rand plc (“IR-Ireland”) on a one-for-one basis in exchange for their IR-Bermuda Class A common shares (or, in the case of fractional interests in IR-Bermuda Class A common shares (“fractional shares”) held of record, if any, cash for such fractional shares in lieu of fractional ordinary shares of IR-Ireland);

2.	if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland; and

3.	to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card accompanying the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2009 and first mailed to IR-Bermuda Class A common shareholders on or about April 28, 2009 (the “proxy statement”) will vote the shares represented by all properly executed proxies in their discretion.

IR-Bermuda has established the close of business on April 6, 2009 as the record date for determining the holders of Class A common shares entitled to notice of, and to vote at, the special court-ordered meeting and any adjournments or postponements thereof.

Holders of Class A common shares of IR-Bermuda are cordially invited to attend the meeting. However, to ensure representation at the meeting, either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the meeting. If you are a shareholder of record, your admission ticket is attached to the proxy card accompanying the proxy statement. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the special court-ordered meeting of IR-Bermuda Class A common shareholders, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification, to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one by following the instructions in the proxy statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

By the said order, the Supreme Court of Bermuda has appointed Herbert L. Henkel, being Chairman of the Board of Directors and Chief Executive Officer of Ingersoll-Rand Company Limited, or failing him Patricia Nachtigal, being the Senior Vice President and General Counsel and a director of Ingersoll-Rand Company Limited, or failing her, any other director of Ingersoll-Rand Company Limited to act as Chairman of the special court-ordered meeting. The Scheme of Arrangement will be subject to a subsequent application to the Supreme Court of Bermuda seeking sanction of the Scheme of Arrangement. The hearing before the Supreme Court of Bermuda to approve the Scheme of Arrangement is scheduled to take place on Thursday June 11, 2009 at 2.30 p.m. and any IR-Bermuda Class A common shareholder who wishes to object to the approval of the Scheme of Arrangement may attend the hearing by counsel or otherwise.

By Order of the Board of Directors

BARBARA A. SANTORO Vice President—Corporate Governance and Secretary

Dated: May 4, 2009

This communication is being made in respect of the above described special court-ordered meeting of Class A common shareholders of IR-Bermuda. In connection with the meeting, Ingersoll Rand has filed the proxy statement with the SEC and anticipates first mailing the proxy statement to its shareholders on or about April 28, 2009. Shareholders are urged to read the proxy statement because it contains important information. The proxy statement is, and other documents filed or to be filed by Ingersoll Rand with the SEC are or will be, available free of charge at the SEC’s web site (www.sec.gov) and at Ingersoll Rand’s web site (www.irco.com).

Ingersoll Rand and its directors and executive officers and other persons may be deemed participants in the solicitation of proxies in connection with the reorganization. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Ingersoll Rand shareholders in connection with the reorganization is set forth in the proxy statement. You can find information about Ingersoll Rand’s directors and executive officers in its definitive proxy statement for the annual general meeting, which was filed on April 22, 2009. You can obtain free copies of these documents from Ingersoll Rand upon request directed to: Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08855.

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